                                                                    Exhibit 99.2

                            STOCK PURCHASE AGREEMENT


                                    BETWEEN


                             DURATHERM GROUP, INC.,

                                      and

                               GTSD SUB III, INC.



                               February  7, 2000

                              TABLE OF CONTENTS

                                                                          Page
                                                                          ----

1. DEFINITIONS..........................................................    1
2. SALE AND PURCHASE OF STOCK...........................................    1
   2.1.   Sale and Purchase of Stock....................................    1
   2.2.   Purchase Price................................................    2
   2.3.   Purchase Price Adjustment.....................................    2
   2.4.   Payment at the Closing........................................    3
3. ADDITIONAL UNDERTAKINGS AND COVENANTS................................    3
   3.1.    Consents and Approvals.......................................    4
   3.2.    News Releases................................................    4
   3.3.    Subsequent Events............................................    4
   3.4.    Schedule Disclosures.........................................    5
   3.5.    Transition...................................................    5
   3.6.    Indemnification of Directors and Officers....................    5
   3.7.    Confidentiality..............................................    5
   3.8.    Non-Competition..............................................    6
   3.9.    Non-Solicitation of Employees................................    7
   3.10.   Breach of Certain Covenants..................................    7
   3.11.   Access and Information.......................................    8
   3.12.   Delivery of Documents........................................    8
   3.13.   Employee Benefit Plans.......................................    8
4. REPRESENTATIONS AND WARRANTIES OF SELLER.............................    9
   4.1.    Organization and Standing....................................    9
   4.2.    Subsidiaries.................................................    9
   4.3.    Charter and Bylaws...........................................    9
   4.4.    Capitalization...............................................    9
   4.5.    Taxes........................................................   10
   4.6.    Pension and Benefit Plans....................................   11
   4.7.    Binding Obligation...........................................   12
   4.8.    Title to Preferred and Common Stock..........................   13
   4.9.    Authority and Capacity.......................................   13
   4.10.   Absence of Violation.........................................   13
   4.11.   Transfer of Title............................................   13
   4.12.   Financial Statements.........................................   13
   4.13.   Liabilities..................................................   14
   4.14.   Liens........................................................   14
   4.15.   Legal Proceedings............................................   14
   4.16.   Broker's Fees................................................   14
   4.17.   Absence of Certain Changes; Absence of Certain Agreements....   15

5. REPRESENTATIONS AND WARRANTIES OF BUYER..............................   15
   5.1.    Organization and Standing....................................   15
   5.2.    Authorization................................................   16
   5.3.    Binding Obligation...........................................   16
   5.4.    No Registration Under the Securities Act.....................   16
   5.5.    Acquisition for Investment...................................   16
   5.6.    Evaluation of Merits and Risks of Investment;
             Access to Information......................................   17
   5.7.    Financial Ability to Perform.................................   17
   5.8.    Legal Proceedings............................................   17
   5.9.    Broker's Fees................................................   17
   5.10.   Liabilities..................................................   17
6. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER........................   18
   6.1.   Representations and Warranties................................   18
   6.2.   Performance...................................................   18
   6.3.   Legal Proceedings.............................................   18
   6.4.   Buyer's Certificate...........................................   18
   6.5.   Documents at Closing..........................................   18
   6.6.   Consents......................................................   19
   6.7.   Termination of Certain Agreements and Release.................   19
   6.8.   License Agreement.............................................   19
   6.9.   Opinion of Buyer's Counsel....................................   19
7. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.........................   20
   7.1.    Intellectual Property Rights.................................   20
   7.2.    Capitalization of Indebtedness...............................   20
   7.3.    Representations and Warranties...............................   20
   7.4.    Performance..................................................   20
   7.5.    Legal Proceedings............................................   20
   7.6.    Officer's Certificate........................................   21
   7.7.    Opinion of Seller's Counsel..................................   21
   7.8.    Documents at Closing.........................................   21
   7.9.    Consents.....................................................   21
   7.10.   Resignations of Directors and Officers.......................   21
   7.11.   Financing for Acquisition....................................   21
8. CLOSING..............................................................   22
   8.1.   Closing of Sale and Purchase..................................   22
   8.2.   Deliveries by Seller..........................................   22
   8.3.   Deliveries by Buyer...........................................   22
9. INDEMNIFICATION; SURVIVAL............................................   23
   9.1.   Indemnification by the Seller.................................   23
   9.2.   Indemnification by the Buyer..................................   23
   9.3.   Procedures for Third Party Claims.............................   24
   9.4.   Limits for Recovery of Losses.................................   24
   9.5.   Survival of Representations and Warranties....................   26

10. TERMINATION.........................................................  26
    10.1.   Termination.................................................  26
    10.2.   Effect of Termination.......................................  27
11. TAX MATTERS.........................................................  27
    11.1.   Returns and Payments........................................  27
    11.2.   Refunds.....................................................  28
    11.3.   Contests....................................................  28
    11.4.   Cooperation and Exchange of Information.....................  29
    11.5.   Section 338(h)(10) Election.................................  30
    11.6.   Tax Sharing Agreements......................................  30
12. MISCELLANEOUS.......................................................  30
    12.1.   Additional Actions and Documents............................  30
    12.2.   No Brokers..................................................  30
    12.3.   Expenses....................................................  31
    12.4.   Assignment..................................................  31
    12.5.   Entire Agreement; Amendment.................................  31
    12.6.   Waiver......................................................  32
    12.7.   Consent to Jurisdiction.....................................  32
    12.8.   Severability................................................  32
    12.9.   Governing Law...............................................  33
    12.10.  Notices.....................................................  33
    12.11.  Headings....................................................  34
    12.12.  Execution in Counterparts...................................  34
    12.13.  Limitation on Benefits......................................  35
    12.14.  Binding Effect..............................................  35
    12.15.  No Drafting Presumption.....................................  35
    12.16.  Waiver of Jury Trial........................................  35
    12.17.  Post-Closing Access.........................................  36

                            STOCK PURCHASE AGREEMENT


          THIS STOCK PURCHASE AGREEMENT is entered into as of February 7, 2000 between DURATHERM GROUP, INC., a Delaware corporation ("Buyer"), and GTSD Sub III, Inc., a Delaware corporation (the "Seller") (hereinafter, each of Buyer and Seller shall be referred to individually as a "Party" and collectively as the "Parties").

          WHEREAS, Buyer desires to acquire the equity securities of DuraTherm, Inc., a Maryland corporation ("DuraTherm"), not owned by it or the Minority Shareholders;

          WHEREAS, Seller owns all of the issued and outstanding equity securities of DuraTherm not owned by the Minority Shareholders;

          WHEREAS, Seller desires to sell and Buyer desires to purchase all of the issued and outstanding equity securities of DuraTherm owned by Seller at the price and upon the terms and conditions hereinafter set forth; and

          WHEREAS, as an additional inducement for Buyer to enter into and perform its obligations under this Purchase Agreement, GTS Duratek, Inc., a Delaware corporation and the parent corporation of Seller ("GTS Duratek"), is contemporaneously executing and delivering to Buyer a Guaranty Agreement pursuant to which the payment and performance obligations of Seller under this Purchase Agreement are guaranteed to Buyer.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.  DEFINITIONS

          For all purposes of this Purchase Agreement, certain capitalized terms specified in Exhibit A shall have the meanings set forth in that Exhibit A, except as otherwise expressly provided.

2.  SALE AND PURCHASE OF STOCK

    2.1.  Sale and Purchase of Stock

          On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of DuraTherm's shares of issued and outstanding preferred stock, par value $0.01 per share (the "Preferred Stock") owned by Seller at the purchase price specified in Section
2.2 and all of DuraTherm's shares of issued and outstanding common stock, par value $0.01 per share (the "Common Stock") owned by Seller at the purchase price specified in Section 2.2.

    2.2.  Purchase Price

          The aggregate Purchase Price for all of DuraTherm's Preferred Stock and Common Stock owned by Seller shall consist of, subject to adjustment pursuant to Section 2.3 below:

          (i)  $8,000,000 in immediately available funds; and

          (ii) a $500,000 principal amount subordinated note in the form of Exhibit B hereto (the "Subordinated Note").

    2.3.  Purchase Price Adjustment
          (a)   The Purchase Price will be adjusted only for the following:

          (i) upward for the amount that the Seller's outstanding cash investment in DuraTherm exceeds $4,500,000;

          (ii) downward for the amount that the Seller's outstanding cash investment in DuraTherm is less than $4,500,000;

          (iii) if the amount received by DuraTherm on its December 1998 business interruption insurance claim with Traveler's Insurance Company (Policy No. 849K8108) (the "Business Interruption Insurance Claim") exceeds $610,000, the Purchase Price will be adjusted upward by one-half of such excess; and

          (iv) if the amount received by DuraTherm on the Business Interruption Insurance Claim is less than $610,000, the Purchase Price will be adjusted downward by one-half of such shortfall.

          (b) In all cases, the adjustments to the Purchase Price described above will be reflected in the principal amount of the Subordinated Note and will not in any way effect the cash portion of the Purchase Price or result in a refund of the cash received by the Seller at Closing, unless the amount of the adjustment exceeds the outstanding principal amount of the Subordinated Note, without regard to the possible increase to the Subordinated Note in the event that the Subordinated Note is not paid in full within 14 months of the issuance thereof, and then only to the extent of such excess (in which case Seller shall refund the excess amount in cash within 15 days of the final determination of the adjustment).

          (c) For purposes of this Section 2.3, the Seller's outstanding cash investment in DuraTherm will be determined as of the Closing and will include the outstanding cash investment balances of equity and debt that have been made by Seller into DuraTherm or are due to Seller from DuraTherm.

          (d) The Parties will estimate the Purchase Price adjustment with respect to the Seller's outstanding cash investment in DuraTherm at the Closing. The Seller's outstanding cash investment in DuraTherm will be finally determined jointly by Buyer and Seller within ninety (90) days after the Closing.

          (e) In the event that DuraTherm has not received any proceeds with respect to the Business Interruption Insurance Claim, as contemplated by Section 2.3(a)(iii) and (iv) above, by December 31, 2000, then Buyer may elect, at its option, to transfer any right or claim to any of the proceeds from the Business Interruption Insurance Claim to Seller in exchange for $305,000, which amount will be applied first to reduce the outstanding principal amount of the Subordinated Note and any excess thereof will be paid by Seller to Buyer within 15 days of such election. Buyer shall be required to make the election by providing written notice of such election to Seller by January 15, 2001. In the event that Buyer does not provide notice of its election in writing to Seller by January 15, 2001, then this Section 2.3(e) shall be inapplicable and the provisions of Section 2.3(a)(iii) and (iv) shall govern. In the event that Buyer makes the election contemplated by this Section 2.3(e) in a timely manner, then Buyer and its Affiliates waive all right or claim to any proceeds from the Business Interruption Insurance Claim and any proceeds received thereon by Buyer, DuraTherm or one of Buyer's Affiliates shall be promptly disbursed to Seller.

    2.4.  Payment at the Closing

          At the Closing, Buyer shall deliver to Seller the cash portion of the Purchase Price by wire transfer of immediately available funds and shall deliver to Seller the Subordinated Note.

3.  ADDITIONAL UNDERTAKINGS AND COVENANTS

          Buyer, on the one hand, and DuraTherm and Seller, on the other hand, hereby covenant and agree with each other as follows:

    3.1.  Consents and Approvals

          (a) The Parties shall take all measures reasonably necessary or advisable to secure such consents, authorizations and approvals of governmental authorities and of private persons or entities with respect to the transactions contemplated by this Purchase Agreement, and to the performance of all other obligations of such Parties hereunder, as may be required by any applicable statute or regulation of the United States or any country, state or other jurisdiction or by any agreement of any kind whatsoever to which Buyer, DuraTherm or Seller is a party or by which Buyer, DuraTherm or Seller is bound.

          (b) The Parties shall (i) cooperate in the filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to applicable statutes, rules, regulations or orders of any governmental authority in connection with the transactions contemplated by this Purchase Agreement and (ii) use their respective good faith efforts to cause any applicable waiting periods thereunder to expire and any objections to the transactions contemplated hereby to be withdrawn before the Closing.

          (c) The Parties agree to use their reasonable best efforts to obtain all necessary third-party consents, including governmental approvals and permits required for Buyer to continue to operate DuraTherm's business. Prior to the Closing, the Parties will continue to maintain DuraTherm's plant, property and equipment in safe and proper operating condition, and will not permit DuraTherm to conduct business or transactions (whether commercial or financial) outside of the usual and ordinary course of its business.

    3.2.  News Releases

          Except as may be otherwise required for compliance with securities laws and requirements, neither Buyer nor DuraTherm nor Seller shall issue or approve any news release or other public announcement concerning the transactions contemplated by this Purchase Agreement without the prior approval of Buyer and GTS Duratek (which approval shall not be unreasonably withheld); provided, however, that Buyer, DuraTherm and GTS Duratek shall agree in good faith on the contents of a press release regarding the transactions contemplated by this Purchase Agreement for issuance immediately following the Closing.

    3.3.  Subsequent Events

          Seller shall notify Buyer promptly in writing of the occurrence of any event, or the failure of any event to occur, prior to the Closing that results in an omission from, or breach of, any of the covenants, representations or warranties made by or on behalf of DuraTherm or Seller in this Purchase Agreement, the Disclosure Schedule or any other Document Furnished in connection with or pursuant to this Purchase Agreement, but such notification shall not excuse breaches of representations, warranties, covenants or agreements disclosed in such notification.

    3.4.  Schedule Disclosures

          The parties agree that any fact or circumstance disclosed in the Disclosure Schedule as an exception to a particular representation or warranty shall also be deemed for all purposes to be a disclosed and agreed to exception with respect to any other representation or warranty herein to which the applicability or relevance of such fact or circumstance is reasonably apparent from the face thereof.

    3.5.  Transition

          For a period of time following the Closing Date as determined by Buyer, but in no event to exceed 90 days, the Seller or its Affiliates shall make available their respective personnel to Buyer and its Affiliates for the purpose of answering inquiries from Buyer and its Affiliates pertaining to the business and affairs of DuraTherm to the extent that such requested information is known to Seller and its Affiliates or is available to them (but not Buyer) without undue effort and expense.

    3.6.  Indemnification of Directors and Officers

          The Buyer shall cause DuraTherm to honor its obligations to indemnify and advance expenses to each present and former officer or director of DuraTherm pursuant to its Charter and by-laws and shall not permit the Charter or by-laws of DuraTherm to be amended for a period of six years in a manner which adversely affects the indemnification rights of present and former directors and officers of DuraTherm, except as required by law.

    3.7.  Confidentiality

          Seller acknowledges and agrees that it and its Affiliates may possess certain data and knowledge of DuraTherm, its business and its operations which are proprietary in nature and confidential. Seller agrees that neither it nor any of its Affiliates will, at any time hereafter, use for its own benefit, or reveal, divulge or make known to any other person, firm, corporation or entity, any confidential information or trade secrets regarding DuraTherm, its business and its operations. At the Closing, Seller and its Affiliates shall deliver to DuraTherm all lists of customers, books, records and all other property constituting confidential information belonging to DuraTherm. If at any time Seller or its Affiliates are requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas or similar legal process) to disclose any such information, the Seller shall notify Buyer immediately and Seller and its Affiliates shall refrain from making such disclosure so that Buyer may, at its own expense, seek an appropriate protective order and/or waive compliance with the provisions hereof. If, in the absence of a protective order or the receipt of a waiver hereunder, in the reasonable opinion of Seller's counsel, Seller is compelled to disclose such information to any tribunal or any governmental agency to avoid being liable for contempt or suffering any other loss or penalty, Seller may disclose such information to such tribunal or agency without liability hereunder; provided, however, that Seller shall give Buyer prompt notice of such decision and of the confidential information so disclosed. Seller shall use its best efforts to prevent its directors, officers, stockholders, partners, owners, employees, agents, representatives and Affiliates from violating the provisions of this Section
3.7. For purposes hereof, the term "confidential information" shall include, but not be limited to, information related to the production, product specifications, intellectual property, pricing policies, bid strategies, cost structure, personnel policies, customer and marketing relationships, method or practice of soliciting business, and business and financial information of DuraTherm. The restrictions contained in this Section 3.7 shall not extend to any information which can be demonstrated to have been in the public domain or thereafter entered the public domain other than through disclosure by the Seller or its directors, officers, stockholders, partners, owners, employees, agents, representatives and Affiliates.

    3.8.  Non-Competition

          (a) For a period of three (3) years from the Closing Date, GTS Duratek or its Affiliates will not startup a new company that engages in the processing of petroleum or petrochemical-based hazardous waste utilizing indirect-fired thermal desorption within the following eight states: Texas, Arkansas, California, Kansas, Louisiana, Mississippi, New Mexico and Oklahoma.

          (b) For a period of fifteen (15) months from the Closing Date, GTS Duratek or its Affiliates will not acquire a company that is in the business of processing petroleum or petrochemical hazardous waste utilizing an indirect-fired thermal desorption process from a fixed facility within 275 miles of San Leon, Texas or in Andrews County, Texas.

          (c) For a period of two (2) years from the Closing Date, GTS Duratek or its Affiliates will not solicit any of the customers with whom DuraTherm provided services for the two year period prior to the Closing Date for the purpose of causing such customers to divert their petroleum or petrochemical-based hazardous waste from DuraTherm to GTS Duratek, its subsidiaries or Affiliates, except as permitted by Section 3.8(b) above.

          (d) For a period of three (3) years from the Closing Date, all international opportunities developed prior to the Closing Date by DuraTherm, or GTS Duratek on behalf of DuraTherm, for DuraTherm to provide treatment of petroleum or petrochemical wastes are the property of Buyer and Seller may not compete with Buyer on any of these activities. Those opportunities shall include, but not be limited to, those listed on Section 3.8(d) of the Disclosure Schedule.

          (e) For a period of three (3) years from the Closing Date, to the extent that GTS Duratek or its Affiliates identifies petroleum or petrochemical-based hazardous waste processing opportunities outside of the United States, GTS Duratek or its Affiliates will provide the first right of offer to DuraTherm to use DuraTherm's services if such services meet the technical qualifications of such waste processing operations and are at least as cost-effective as the alternative waste processing services.

          (f) Notwithstanding the other provisions of this Section 3.8 or any other provision of this Agreement to the contrary, there shall be no limitations or restrictions affecting GTS Duratek, its subsidiaries or Affiliates relating to any treatment, processing or disposal of materials determined to be radioactive by any federal, state or international regulatory authority or pursuant to an federal, state or international law, statutue, rule or regulation, regardless of the concurrent presence of petroleum or petrochemical-based hazardous waste.

    3.9.  Non-Solicitation of Employees.

          For a period of two (2) years following the Closing Date, Seller and GTS Duratek each agree that neither it nor any of its Affiliates will, directly or indirectly, solicit for employment or employ any person known to Seller or GTS Duratek to have been an employee of Buyer or DuraTherm during the preceding two year period prior to such solicitation or employment. For a period of two
(2) years following the Closing Date, Buyer agrees that neither it nor any of its Affiliates will, directly or indirectly, solicit for employment or employ any person known to Buyer to have been an employee of GTS Duratek or Seller during the preceding two year period prior to such solicitation or employment.

    3.10.  Breach of Certain Covenants

           (a) In the event of any breach of Sections 3.8 or Section 3.9, the time period of the breached covenant shall be extended for the period of such breach, in addition to any other remedies to which the non-breaching party may be entitled. Seller and GTS Duratek each hereby acknowledge and agree that the territorial, time and other limitations set forth in Sections 3.8 and 3.9 are reasonable and are required for the protection of Buyer and DuraTherm. In the event that any such territorial, time or scope or other limitation is deemed to be unreasonable by a court or other tribunal of competent jurisdiction, Seller and Buyer agree to the reduction of either or any of said territorial, time or other limitations to such an area, period or scope as such court or tribunal shall deem reasonable under the circumstances and thereafter to fully comply with the provisions of such Sections as so modified.

          (b) The parties hereto acknowledge and agree that the breach of Sections 3.7 through 3.9 could not be adequately compensated by monetary damages, and despite any other provision of this Purchase Agreement to the contrary, the parties hereto agree that injunctive relief and specific performance shall be appropriate remedies to enforce the provisions of such Sections. The parties hereto waive any claim or defense that there is an adequate remedy at law for breach of such Sections; provided, however, that nothing in this Agreement shall limit the remedies, legal or equitable, otherwise available and all injunctive remedies shall be in addition to any remedies available at law or otherwise.

   3.11.  Access and Information

          Prior to the Closing, Seller and its Affiliates will, and will cause their respective accountants, counsel, consultants, employees and agents to give Buyer and the Buyer's prospective lenders and investors, and their respective accountants, counsel, consultants, employees and agents, full access during normal business hours to, and furnish them with, all Documents relating to DuraTherm or its business and affairs as the Buyer may from time to time reasonably request.

   3.12.  Delivery of Documents

          At the Closing, Seller and Seller's Affiliates shall deliver to Buyer for the benefit of DuraTherm, the originals of all Documents in their possession or in the possession of third party consultants (such as accountants and attorneys) relating to the business, operations or affairs of DuraTherm, including DuraTherm's minute books, stock records, accounting records, and any files, records and correspondence relating to: customer or supplier contracts; litigation; Taxes (including Tax returns and work papers); DuraTherm personnel; regulatory matters, any Plan or Other Arrangement; and correspondence relating to such matters. No such Documents shall be required to be delivered if the originals thereof are in the possession of DuraTherm or have been previously delivered to Buyer or to Buyer's Affiliates, legal counsel or independent accountants.

   3.13.  Employee Benefit Plans

          From and after the Closing, neither the Seller, GTS Duratek nor their Affiliates shall incur or be responsible for any additional liabilities or obligations to or in respect of each employee of DuraTherm arising under the terms of or in connection with any Plan or Other Arrangement.

4.  REPRESENTATIONS AND WARRANTIES OF SELLER

          Except as specifically set forth in the Disclosure Schedule, Seller represents and warrants (which representation and warranty shall be deemed to include the disclosure with respect thereto so specified in the Disclosure Schedule) to Buyer as follows:

    4.1.  Organization and Standing

          Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. DuraTherm is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has the full power and authority, corporate or other, to own, operate and lease its Assets, and to carry on its business as currently conducted. There is no state, country or territory wherein the absence of licensing or qualification as a foreign corporation would have a Material Adverse Effect upon the business of DuraTherm as currently conducted, other than where so licensed or qualified.

    4.2.  Subsidiaries

          Since November 30, 1995, DuraTherm has had no Subsidiaries and has had no equity investment or other interest in, nor has DuraTherm made advances or loans to, any corporation, association, partnership, joint venture or other entity.

    4.3.  Charter and Bylaws

          DuraTherm has Furnished to Buyer a true and complete copy of the articles of incorporation, as amended or supplemented to date of DuraTherm (the "Charter"), as currently in effect, certified as of a recent date by the Maryland State Department of Assessments and Taxation (the "MSDAT"), and a true and complete copy of the bylaws of DuraTherm, as currently in effect, certified by the appropriate corporate secretary. Such certified copies are attached as exhibits to, and part of, the Disclosure Schedule.

    4.4.  Capitalization

          The authorized capital stock of DuraTherm consists of (i) 75,000 shares of Common Stock, $0.01 par value per share, of which 1,400 shares are currently issued and outstanding, all of which are duly authorized and validly issued and outstanding, fully paid and nonassessable and (ii) 25,000 shares of Preferred Stock, $0.01 par value per share, of which 4,358 shares are currently issued and outstanding, all of which are duly authorized and validly issued and outstanding, fully paid and nonassessable. Except as set forth in the Disclosure Schedule, (i) no shares of capital stock of DuraTherm have been reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for Common Stock and no outstanding options, rights (preemptive or otherwise), contracts, agreements, arrangements or warrants to purchase or to subscribe for any shares of such stock or other securities of DuraTherm and (iii) there are no outstanding agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of DuraTherm's Common Stock, or any other securities of DuraTherm, except as set forth in the Disclosure Schedule or as contemplated hereunder.

    4.5.  Taxes

          (a) Since November 29, 1995, DuraTherm and each Affiliated Group of which it is or has been a member has (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will have prior to the Closing Date) duly filed all DuraTherm Tax Returns required to be filed by DuraTherm and each Affiliated Group of which it is or has been a member on or before the Closing Date with respect to all applicable Taxes, either separately or as a member of a group of corporations. Each of the DuraTherm Tax Returns is (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete in all material respects.
DuraTherm:  (i) has paid all Taxes shown as due on the DuraTherm Tax Returns, or
(ii) has established (or, in the case of amounts becoming due after the date hereof and prior to the Closing Date, will have paid or established) in the Financial Statements adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such Taxes.

          (b) There is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of DuraTherm, threatened in respect of any Taxes for which DuraTherm is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the knowledge of DuraTherm or Seller, threatened. DuraTherm has not consented to any waivers or extensions of any statute of limitations with respect to any taxable year of DuraTherm.

          (c) DuraTherm has Furnished to Buyer true and complete copies of all state and local DuraTherm Tax Returns which relate to tax years with respect to which the statute of limitations has not expired. Notwithstanding the foregoing, Seller makes no representation or warranty regarding any environmental regulatory fine, tax, assessment, fee or penalty with respect to DuraTherm.

          (d) Since November 29, 1995, DuraTherm has not filed a consent under Code (S)341(f) concerning collapsible corporations. Since November 29, 1995, DuraTherm has not made any material payments, is not obligated to make any material payments, or is not a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code (S)280G. DuraTherm has not been a United States real property holding corporation within the meaning of Code (S)897(c)(2) during the applicable period specified in Code (S)897(c)(1)(A)(ii).

          (e) DuraTherm is a member of the Affiliated Group of which GTS Duratek is the common parent, and DuraTherm is a member of the selling consolidated group, of which GTS Duratek is the common parent, within the meaning of Treas. Reg. Section 1.338(h)(10)-1.

4.6.  Pension and Benefit Plans
          (a) Except as set forth in the Disclosure Schedule, DuraTherm (i) does not maintain and has not maintained since November 29, 1995 any Plan or Other Arrangement, (ii) is not and has not since November 29, 1995 been a party to any Plan or Other Arrangement or (iii) has no obligations under any Plan or Other Arrangement.

          (b) No Plan is or was a Multiemployer Plan.

          (c)  No Plan is or was an ESOP.

          (d) No Plan is or was a Defined Benefit Plan.

          (e) Since November 29, 1995, DuraTherm has made all contributions and paid all premiums and other payments required by and due under the terms of each Plan and Other Arrangement and has taken no action (including, without limitation, actions required by Law) relating to any Plan or Other Arrangement that will increase Buyer's or DuraTherm's obligation under any Plan or Other Arrangement. No Plan or Other Arrangement is subject to a retroactive rate adjustment or loss sharing arrangement.

          (f) The Disclosure Schedule sets forth a list of all Qualified Plans. Since November 29, 1995, all Qualified Plans and any related trust agreements or annuity agreements (or any other funding Document) comply and have complied with ERISA, the Code (including, without limitation, the requirements for Tax qualification described in Section 401 thereof), and all other Laws, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Seller, the trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code. DuraTherm has received favorable determination letters issued by the IRS with respect to each Qualified Plan, and DuraTherm has Furnished to Buyer true and complete copies of all such determination letters and all correspondence relating to the applications therefor. Since November 29, 1995, all statements made by or on behalf of DuraTherm to the IRS in connection with applications for determinations with respect to each Qualified Plan were true and complete when made and continue to be true and complete. To its knowledge, nothing has occurred since the date of the most recent applicable determination letter that would adversely affect the tax-qualified status of any Qualified Plan.

          (g) Since November 29, 1995, DuraTherm has complied in all material respects with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Securities Exchange Act of 1934, and all other Laws pertaining to the Plans, Other Arrangements and other employee or employment related benefits, and all premiums and assessments relating to all Plans or Other Arrangements, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. Since November 29, 1995, each Plan and Other Arrangement has been maintained and administered in all material respects with its terms and any related documents. DuraTherm has no liability for any delinquent contributions within the meaning of Section 515 of ERISA (including, without limitation, related attorneys' fees, costs, liquidated damages and interest) or for any arrearages of wages. DuraTherm has no pending or, to Seller's knowledge, threatened unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances, audits, investigations or lawsuits before any court, governmental agency, regulatory body, or arbiter arising under any Law governing any Plan or Other Arrangement, and there exist no facts that could give rise to such a claim.

          (h) No Plan promises or provides post-retirement medical, life insurance or other benefits due now or in the future to current, former or retired employees of DuraTherm. The execution and performance of the transactions contemplated by this Purchase Agreement will not constitute an event under any Plan or Other Arrangement that will result in any payment (whether as severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any current, former or retired employees of DuraTherm, other than the Minority Shareholders.

    4.7.  Binding Obligation

          This Purchase Agreement constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally. Each Document to be executed by Seller pursuant hereto, when executed and delivered in accordance with the provisions hereof, will be a valid and binding obligation of Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

    4.8.  Title to Preferred and Common Stock

          Seller is, and on the Closing Date will be, the lawful owner of all of the outstanding shares of Preferred Stock and 1,120 outstanding shares of Common Stock, and has, and on the Closing Date will have, good, valid and marketable title, free and clear of all Encumbrances, to all of the outstanding shares of Preferred Stock, and the 1,120 outstanding shares of Common Stock with full right and lawful authority to sell and transfer the shares to Buyer pursuant to this Purchase Agreement. Seller is the only shareholder of DuraTherm other than the Minority Shareholders.

    4.9.  Authority and Capacity

          The execution, delivery and performance of this Purchase Agreement and all other Documents contemplated by this Purchase Agreement have each been duly authorized by all necessary corporate action on the part of Seller and GTS Duratek, including al necessary action by the shareholders of Seller. The Seller has full and unrestricted right, capacity, power and authority (corporate or otherwise) to execute this Purchase Agreement and all other Documents contemplated hereby and to consummate the transactions contemplated hereby and thereby.

   4.10.  Absence of Violation

          The execution, delivery and performance by the Seller of this Purchase Agreement and all other Documents contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with, or violate any provision of, any Law having applicability to the Seller or GTS Duratek; or (b) conflict with, or result in any breach of, or constitute a default under, any agreement to which the Seller or GTS Duratek is a party.

   4.11.  Transfer of Title

          Upon payment for the shares of Preferred Stock and Common Stock to be purchased from Seller pursuant to the terms of this Purchase Agreement, Buyer will acquire good, valid and marketable title thereto, free and clear of all Encumbrances, except any Encumbrances created by the Buyer.

   4.12.  Financial Statements

          The Seller has furnished to the Buyer complete and correct copies of the unaudited balance sheets and related statements of income of DuraTherm for the years ending December 31, 1996 through 1999 (collectively, the "Financial Statements"). The Financial Statements present fairly in all material respects the financial condition and results of operations of DuraTherm as of the dates and for the periods indicated. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied, except that the Financial Statements have been presented without any notes thereto.

  4.13.   Liabilities

          DuraTherm has no liabilities or obligations, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities for federal, state and local income, franchise, unemployment and other Taxes or governmental charges or assessments), except for (i) liabilities reflected in or reserved for in the Financial Statements; (ii) liabilities incurred in the ordinary course of business since the date of the most recent balance sheet included in the Financial Statements which are not delinquent, and which have not had and will not have a Material Adverse Effect; (iii) any liabilities of which the Buyer or its Affiliates are aware or have knowledge of, or (iv) any liabilities caused by the Buyer or itsAffiliates that the Seller has no knowledge of. All indebtedness of DuraTherm that is owed to Seller or its Affiliates has been capitalized pursuant to Section 7.2 hereof. For purposes of this Section, the Buyer's Affiliates shall include, without limitation, all of the Minority Shareholders and all of the other employees of DuraTherm (other than Robert Prince, Robert Shawver, Paul Deltete, Craig Bartlett, Diane Brown, Diane Leviski and Chuck Stanley).

   4.14.  Liens

          DuraTherm has good and marketable title to its Assets free and clear of all Encumbrances, except Permitted Encumbrances, and the continued use by DuraTherm of its Assets will not infringe upon any rights of others (except with respect to DuraTherm's patent and intellectual property rights as to which Seller makes no representations or warranties).

   4.15.  Legal Proceedings

          There is no litigation or governmental investigation or tax audit pending or, to Seller's knowledge, threatened relating to DuraTherm, Seller's ownership of capital stock of DuraTherm, or the transactions contemplated by this Purchase Agreement.

   4.16.  Broker's Fees

          Neither DuraTherm nor Buyer will be liable for any broker or investment banker's fees, including any fees owed to First Security Van Kasper.

   4.17.  Absence of Certain Changes; Absence of Certain Agreements.

          (a) To the knowledge of Seller, since the date of the most recent balance sheet included in the Financial Statements (the "Balance Sheet Date"), DuraTherm has conducted its business in the ordinary course consistent with past practice. To the knowledge of Seller, since the Balance Sheet Date, there has not occurred: (a) any change, event or condition (whether or not covered by insurance) that has resulted in a Material Adverse Effect; (b) any acquisition, sale or transfer by DuraTherm of any material Asset, other than in the ordinary course of business consistent with past practice; (c) any change in DuraTherm's accounting policies, methods or practices (including any change in depreciation or amortization policies or rates; (d) any revaluation of DuraTherm's Assets for financial accounting or Tax purposes; (e) any material contract entered into, other than in the ordinary course of business, or any material amendment or termination of, or default under, any material contract to which DuraTherm is a party or by which its Assets are bound; and (f) no agreement or arrangement exists by DuraTherm, Seller or GTS Duratek to do any of the things described in clauses (a) through (e) above, except as contemplated by this Purchase Agreement.

          (b) To the knowledge of Seller, there is no agreement, covenant not to compete, confidentiality agreement, standstill agreement, judgment, injunction, order or decree binding on DuraTherm or its Assets which has or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of DuraTherm or the future acquisition by DuraTherm of any property or business. Except as set forth on the Disclosure Schedule, DuraTherm is not a party to any contract or agreement with Seller, GTS Duratek or any of their respective Affiliates.

          (c) To the knowledge of Seller, none of the Minority Shareholders have intentionally obligated GTS Duratek or its Affiliates (other than DuraTherm) to any matter outside of the scope of their employment with DuraTherm.

5.  REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Seller as follows:

    5.1.  Organization and Standing

          Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full and unrestricted right, capacity, power and authority (corporate or otherwise) to carry on its business as currently conducted, to enter into this Purchase Agreement and all Documents contemplated hereby and to carry out the transactions contemplated hereby and thereby.

    5.2.  Authorization

          The execution, delivery and performance by Buyer of this Purchase Agreement and all other Documents contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by its Board of Directors and, if necessary, stockholders, (which authorization has not been modified or rescinded and is in full force and effect), and will not: (a) conflict with, or violate any provision of, any term or provision of the certificate or articles of incorporation or bylaws of Buyer, (b) conflict with, or violate any provision of, any Law having applicability to the Seller, or (c) conflict with, or result in any breach of, or constitute a default under, any agreement to which Buyer is a party or by which Buyer is bound. No other corporate action is necessary for Buyer to enter into this Purchase Agreement and all other Documents contemplated hereby and to consummate the transactions contemplated hereby and thereby.

    5.3.  Binding Obligation

          This Purchase Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally. Each Document to be executed by Buyer pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

    5.4.  No Registration Under the Securities Act

          Buyer understands that the shares of Preferred Stock and Common Stock to be purchased by it under this Purchase Agreement have not been registered under the Securities Act, in reliance upon exemptions contained in the Securities Act or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such Preferred Stock or Common Stock being acquired hereunder subsequently is so registered or qualifies for exemption from registration under the Securities Act.

    5.5.  Acquisition for Investment

          The Preferred Stock and Common Stock are being acquired under this Purchase Agreement by Buyer in good faith solely for its own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. Neither the Preferred Stock nor Common Stock will be offered for sale, sold or otherwise transferred by Buyer without either registration or exemption from registration under the Securities Act.

    5.6.  Evaluation of Merits and Risks of Investment; Access to
          Information

          Buyer has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of Buyer's investment in such Preferred Stock and Common Stock being acquired hereunder. Buyer understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding such Preferred Stock or Common Stock for an indefinite period of time, inasmuch as such Preferred Stock or Common Stock has not been registered under the Securities Act). Due to Buyer's or its Affiliates' relationship with DuraTherm or in the course of its due diligence, Buyer has had access to all information regarding DuraTherm which it deems to be reasonably relevant and material to its decision to purchase the securities from the Seller pursuant to this Purchase Agreement.

    5.7.  Financial Ability to Perform

          Buyer has non-binding commitments from proposed lenders and investors which Buyer reasonably believes will result in it having at the Closing available cash funds sufficient to consummate the transactions contemplated by this Purchase Agreement.

    5.8.  Legal Proceedings

          There is no litigation or governmental investigation pending or, to Buyer's knowledge, threatened against Buyer or DuraTherm relating to the transactions contemplated by this Purchase Agreement.

    5.9.  Broker's Fees

          Seller will not be liable for any broker or investment banker's fees, including any fees owed to WND'Angelo Associates, Inc.

   5.10.  Liabilities

          To Buyer's knowledge, DuraTherm has no liabilities or obligations, whether absolute, accrued, contingent or otherwise, except for (i) liabilities reflected in or reserved for in the Financial Statements; or (ii) liabilities incurred in the ordinary course of business since the date of the most recent balance sheet included in the Financial Statements which are not delinquent, and which have not had and will not have a Material Adverse Effect. To their knowledge, none of the Minority

Shareholders have intentionally obligated GTS Duratek or its Affiliates (other than DuraTherm) to any matter outside of the scope of their employment with DuraTherm.

6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

          The obligations of Seller under this Purchase Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of Seller to carry out the provisions of this Purchase Agreement, unless such failure is agreed to in writing by Seller:

    6.1.  Representations and Warranties

          The representations and warranties made by Buyer in this Purchase Agreement or in any Document Furnished by Buyer pursuant to this Purchase Agreement shall be true and complete when made and on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes expressly permitted by this Purchase Agreement.

    6.2.  Performance

          Buyer shall have performed and complied with all agreements and conditions required by this Purchase Agreement to be performed or complied with by Buyer prior to the Closing Date.

6.3.  Legal Proceedings

          There is no litigation or governmental investigation pending or, to Seller's knowledge, threatened against Seller or DuraTherm relating to the transactions contemplated by this Purchase Agreement.

    6.4.  Buyer's Certificate

          Buyer shall have delivered to Seller a certificate, dated as of the Closing Date and executed by a senior officer of Buyer, certifying to the fulfillment of the conditions set forth in Sections 6.1 through 6.3.

    6.5.  Documents at Closing

          All documents required to be furnished by Buyer to Seller prior to or at the Closing shall have been so furnished.

    6.6.  Consents

          (a) Buyer shall have received all material consents, authorizations and approvals of governmental and private parties which are required to be obtained in order to consummate the transactions contemplated hereby.

          (b) DuraTherm and Seller shall have received all material consents, authorizations and approvals of governmental and private parties which are required to be obtained in order to consummate the transactions contemplated hereby.

    6.7.  Termination of Certain Agreements and Release

          The (i) Stockholders' Agreement; (ii) Agreement by and among DuraTherm and Jim S. Hogan dated as of November 29, 1995; (iii) Employment Agreement by and between DuraTherm and Mark B. Hogan dated as of November 29, 1995; (iv) Employment Agreement by and between DuraTherm and Barry K. Hogan dated as of November 29, 1995; (v) Employment Agreement by and between DuraTherm and Sam J. Lucas III dated as of November 29, 1995; (vi) Guaranty Agreement by GTS Duratek for the benefit of Jim S. Hogan, Mark B. Hogan, Barry K. Hogan and Sam J. Lucas III dated as of November 29, 1995; and (vii) the Technology License Agreement by and among GTS Duratek, DuraTherm and Jim S. Hogan dated as of November 29, 1995 (the "1995 License Agreement") each shall have been terminated at or prior to the Closing by mutual agreement of the parties thereto and (i) DuraTherm, GTS Duratek, Seller and each of their Affiliates and (ii) the Minority Shareholdersshall have been released from any and all obligations and liabilities under such agreements or otherwise other than as may arise under this Purchase Agreement or with respect to salaries, benefits and other employment compensation payable to the Minority Stockholders up to the Closing Date and any accrued but unpaid license fees under the 1995 License Agreement up to the Closing Date.

    6.8.  License Agreement

          DuraTherm and Jim S. Hogan shall have executed and delivered to Seller the Technology License Agreement in the form of Exhibit C hereto.

    6.9.  Opinion of Buyer's Counsel

          Seller shall have received an opinion of Porter & Hedges L.L.P., counsel to Buyer, dated as of the Closing Date, to the effect and substantially in the form of Exhibit D (opinion to address due authorization, execution and delivery of Purchase Agreement only).

7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

          The obligations of Buyer under this Purchase Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of Buyer to carry out the provisions of this Purchase Agreement, unless such failure is agreed to in writing by Buyer:

    7.1.  Intellectual Property Rights

          The Technology License Agreement dated November 29, 1995 by and among Seller, DuraTherm and Jim S. Hogan (the "Technology License Agreement") shall be terminated effective as of the Closing Date. All other intellectual property rights that are necessary for DuraTherm's business, other than those covered by the Technology License Agreement, that are owned by Seller or any of its Affiliates (other than DuraTherm), are hereby licensed by Seller or its Affiliates to DuraTherm on a perpetual, royalty-free, non-exclusive basis.

    7.2.  Capitalization of Indebtedness

     Immediately prior to the Closing, Seller and its Affiliates will capitalize any indebtedness owed to them by DuraTherm into additional shares of DuraTherm's Common Stock.

    7.3.  Representations and Warranties

          The representations and warranties made by Seller in this Purchase Agreement and the statements contained in the Disclosure Schedule and Exhibits attached hereto or in any Document Furnished by Seller pursuant to this Purchase Agreement shall be true and complete when made, and on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes expressly permitted by this Purchase Agreement.

    7.4.  Performance

          Seller shall have performed and complied with all agreements and conditions required by this Purchase Agreement to be performed or complied with prior to the Closing Date.

    7.5.  Legal Proceedings

          No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently settled, dismissed or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Purchase Agreement other than an action or proceeding instituted or threatened by Buyer.

    7.6.  Officer's Certificate

          Seller shall have delivered to Buyer a certificate, dated as of the Closing Date and executed by a senior officer of Seller, certifying to the fulfillment of the conditions specified in Sections 7.1 through 7.5.

    7.7.  Opinion of Seller's Counsel

          Buyer shall have received an opinion of Hogan & Hartson L.L.P., counsel to Seller, dated as of the Closing Date, to the effect and substantially in the form of Exhibit E.

    7.8.  Documents at Closing

          All documents required to be Furnished by Seller to Buyer prior to or at the Closing shall have been so Furnished.

    7.9.  Consents

          (a) Buyer shall have received all material consents, authorizations and approvals of governmental and private parties which are required to be obtained in order to consummate the transactions contemplated hereby.

          (b) DuraTherm and Seller shall have received all material consents, authorizations and approvals of governmental and private parties which are required to be obtained in order to consummate the transactions contemplated hereby.

    7.10.  Resignations of Directors and Officers

          The existing officers and directors of DuraTherm shall have submitted resignations to be effective upon the Closing.

    7.11.  Financing for Acquisition

          Buyer shall have obtained financing for the Purchase Price and working capital from the sources, and on substantially the same terms, set forth in non-binding commitment letters received from such sources, copies of which have been supplied to Seller.

8.  CLOSING

    8.1.  Closing of Sale and Purchase

          Subject to the terms and conditions of this Purchase Agreement, the Closing shall take place at the offices of Hogan & Hartson L.L.P., 111 S. Calvert Street, Suite 1600, Baltimore, Maryland 21202 on the Closing Date.

    8.2.  Deliveries by Seller

          At the Closing, Seller shall deliver to Buyer the following:

          (a) certificates representing the shares of Preferred Stock being sold to Buyer pursuant to Section 2.1, duly endorsed in blank or with duly executed stock powers attached;

          (b) certificates representing the shares of Common Stock being sold to Buyer pursuant to Section 2.1, duly endorsed in blank or with duly executed stock powers attached;

          (c) the certificate required by Section 7.6;

          (d) an opinion of Hogan & Hartson L.L.P., counsel for Seller, dated as of the Closing Date, to the effect and substantially in the form of Exhibit E, as required by Section 7.7; and

          (e) the Charter, bylaws, minute books and stock books of DuraTherm and all other books and records reasonably requested by Buyer;

          (f) duly-executed resignations of each of the directors and officers of DuraTherm;

          (g) assignment to Buyer of the lockbox accounts of DuraTherm where payments owed to DuraTherm are sent; and

          (h) such other Documents as Buyer may reasonably request.

    8.3.  Deliveries by Buyer

          At the Closing, Buyer shall deliver the following to Seller:

          (a) the cash portion of the Purchase Price by wire transfer of immediately available funds;

          (b)  the Subordinated Note;

          (c) a certified copy of the resolutions adopted by the Board of Directors of Buyer authorizing the transactions contemplated by this Purchase Agreement;

          (d)  the certificate required by Section 6.4;

          (e)  the termination and release agreements contemplated by
               Section 6.7;

          (f) an opinion of Porter & Hedges L.L.P., counsel for Buyer, dated as of the Closing Date, to the effect and substantially in the form of Exhibit D, as required by Section 6.9; and

          (g) such other Documents as Seller may reasonably request.

9.  INDEMNIFICATION; SURVIVAL

    9.1.  Indemnification by the Seller

          The Seller hereby covenants and agrees that it shall indemnify the Buyer and its stockholders, officers, directors, employees, agents and Affiliates and hold each of them harmless against and with respect to any and all liabilities, losses, damages, claims, deficiencies, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal fees and expenses) actually suffered or incurred by them (hereinafter, a "Loss"), arising out of or resulting from (i) the breach of any representation or warranty by the Seller contained in this Purchase Agreement or
(ii) the breach of any covenant or agreement by the Seller contained in this Purchase Agreement. Notwithstanding anything in this Purchase Agreement to the contrary, the parties agree that for purposes of determining whether an indemnified breach by Seller of any representation or warranty has occurred and for purposesof determining the amount of indemnification for any Loss to which Buyer is entitled under this Section 9, all qualifications of, or limitations on, Seller's representations and warranties with respect to, or based on, materiality, Material Adverse Effect, immateriality or similar limitations shall be disregarded in view of the parties' agreement to the limits for recovery of Losses contained in Section 9.4.

    9.2.  Indemnification by the Buyer

          The Buyer hereby covenants and agrees that it shall indemnify the Seller and its stockholders, officers, directors, employees, agents and Affiliates and hold each of them harmless against and with respect to any and all Losses, arising out of or resulting from (i) the breach of any representation or warranty by the Buyer contained in this Purchase Agreement;
(ii) the breach of any covenant or
agreement by the Buyer contained in this Purchase Agreement; or (iii) the business or operations of DuraTherm after the Closing Date.

    9.3.  Procedures for Third Party Claims

          Promptly after the assertion by any third party of any claim against any party entitled to be indemnified under this Section 9 (the "Indemnitee") that, in the judgment of such Indemnitee, may result in the incurrence of such Indemnitee of Losses for which such Indemnitee would be entitled to indemnification pursuant to this Purchase Agreement, such Indemnitee shall deliver to the other party or parties who has indemnified such Losses hereunder ("Indemnitor") a written notice describing such claim. Such Indemnitor may participate in and, at its option upon acknowledgement of Indemnitee's right to indemnification for such matter, assume the defense of the Indemnitee against such claim, including the employment of counsel, who shall be reasonably satisfactory to such Indemnitee. In such case, any Indemnitee shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnitor unless (i) the Indemnitor shall have failed, within a reasonable time after having been notified by the Indemnitee of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (ii) the employment of such counsel has been specifically authorized in writing by the Indemnitor or (iii) the named parties to any such action (including impleaded parties) include both such Indemnitee and the Indemnitor and such Indemnitee shall have been advised in writing by Indemnitor's counsel that there may be conflicting interests between Indemnitee and the Indemnitor in the legal defense thereof. No Indemnitor shall be liable to indemnify any Indemnitee for any compromise or settlement of any such action or claim effected without the consent of the Indemnitor, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that if Indemnitor fails or refuses to acknowledge Indemnitee's right to indemnity with respect to such claim or to assume and prosecute the defense of the claim in accordance with this Purchase Agreement, the Indemnitee shall be under no obligation to defend such claim and shall be entitled to settle or compromise such claim in good faith without Indemnitor's consent, and such settlement or compromise so effected shall not in any way prevent or limit any entitlement of Indemnitee to indemnity under this Purchase Agreement.

    9.4.  Limits for Recovery of Losses

          (a) Notwithstanding anything herein to the contrary, Seller shall not be liable for any Losses of the Buyer or its stockholders, officers, directors, employees, agents or Affiliates under this Section 9 unless and until (i) the Loss for each individual matter, item or claim exceeds $5,000 (such excess over $5,000 being the "Threshold Losses" for such matter, item or claim) and (ii) the aggregate amount of all Threshold Losses hereunder by such persons collectively equals or exceeds $200,000, in which event Seller shall be liable for all Threshold Losses in the aggregate greater than $200,000. Notwithstanding anything herein to the contrary, in no event shall the Seller be required to indemnify and hold harmless the Buyer or its stockholders, officers, directors, employees, agents or Affiliates for the amount, if any, by which the aggregate amount of such Threshold Losses hereunder exceeds $4,000,000, provided that all claims for indemnification for Threshold Losses against Seller hereunder which are deemed final either by (i) written agreement of the Seller or (ii) a final, non-appealable adjudication shall first be applied to offset the outstanding principal amount of the Subordinated Note.

          (b) Notwithstanding anything herein to the contrary, Buyer shall not be liable for any Losses of the Seller or its stockholders, officers, directors, employees, agents or Affiliates under this Section 9 unless and until (i) the Loss for each individual matter, item or claim exceeds $5,000 (such excess over $5,000 being the "Threshold Losses") for such matter, item or claim) and (ii) the aggregate amount of all Threshold Losses hereunder by such persons collectively equals or exceeds $200,000, in which event Buyer shall be liable for all Threshold Losses in the aggregate greater than $200,000.
Notwithstanding anything herein to the contrary, in no event shall Buyer be required to indemnify and hold harmless the Seller or its stockholders, officers, directors, employees, agents or Affiliates for the amount, if any, by which the aggregate amount of such Threshold Losses hereunder exceeds $1,500,000.

          (c) Notwithstanding anything in this Purchase Agreement to the contrary, Seller makes no representation or warranty and shall not indemnify Buyer or its stockholders, officers, directors, employees, agents and Affiliates for any matter relating to (i) the patents and other intellectual property rights owned or used by DuraTherm and (ii) any environmental regulatory fine, tax, assessment, fee or penalty imposed on DuraTherm.

          (c) Notwithstanding anything in this Purchase Agreement to the contrary, the Seller shall not be liable for any Losses of Buyer or its stockholders, officers, directors, employees, agents or Affiliates under this Purchase Agreement for breaches of representations or warranties which either
(i) relate to matters over which the Buyer or its stockholders, officers, directors, employees, agents or Affiliates exercised day-to-day control prior to Closing, it being acknowledged and agreed by the parties that none of such Persons exercised day-to-day control over DuraTherm's accounting matters, (ii) were known by the Buyer or its stockholders, officers, directors, employees, agents or Affiliates prior to the Closing, (iii) relate to the patents and other intellectual property rights owned or used by DuraTherm, or (iv) relate to any environmental regulatory fine, tax, assessment, fee or penalty imposed on DuraTherm. For purposes of this Section, "control" means actual control exercised by a Person, and does not have the more expansive meaning ascribed to the term in Exhibit A. For purposes of this Section, the Buyer's Affiliates shall include, without limitation, all of the Minority Shareholders and all of the other employees of DuraTherm (other than Robert Prince, Robert Shawver, Paul Deltete, Craig Bartlett, Diane Brown, Diane Leviski and Chuck Stanley).

          (d) The amount of any Losses incurred by a party entitled to indemnification hereunder shall be reduced by the net amount of the tax benefits actually realized by such party or any of its Affiliates by reason of such Loss but shall be increased by the amount of any Tax the indemnified party would be required to pay as a result of the receipt of any indemnity payment with respect to such Loss.

          (e) This Section 9 provides the sole and exclusive remedy of the parties and their Affiliates for breach of this Purchase Agreement; provided, however, that Buyer and its Affiliates also shall be entitled to exercise the rights and remedies set forth in the Parent Guaranty. In furtherance of the foregoing, each party hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it or any of its Affiliates may have against the other parties relating to the subject matter of this Purchase Agreement arising under or based upon any federal, state or local law, ordinance, rule or regulation or otherwise.

    9.5.  Survival of Representations and Warranties

          All representations and warranties made pursuant to or in connection with this Purchase Agreement shall survive the date hereof, but shall terminate eighteen (18) months after the date hereof; provided, however, that there shall be no such termination with respect to any representation or warranty as to which a bona fide claim has been asserted in writing prior to such date. No claim for indemnification may be asserted by a party against another party under this Section 9 for a breach of a representation or warranty after the expiration of such survival period pursuant to the preceding sentence.

10. TERMINATION

    10.1.  Termination

          This Purchase Agreement may be terminated at any time before the Closing Date under any one or more of the following circumstances:

          (a) by the mutual consent of the parties hereto;

          (b) by Buyer, by written notice of termination delivered to Seller, if any of the conditions set forth in Section 7 have not been fulfilled by February 15,

2000, and such failure to fulfill conditions is not the result solely of the necessity of obtaining government approvals or satisfying governmental requirements;

          (c) by Seller, by written notice of termination delivered to Buyer, if any of the conditions set forth in Section 6 have not been fulfilled by February 15, 2000, and such failure to fulfill conditions is not the result solely of the necessity of obtaining government approvals or satisfying governmental requirements; and

          (d) by Buyer or Seller, by written notice of termination to the other parties hereto, if the Closing has not occurred by March 1, 2000.

   10.2.  Effect of Termination

          In the event this Purchase Agreement is terminated as provided in this
Section 10, this Purchase Agreement shall forthwith become wholly void and of no effect, and the parties shall be released from all future obligations hereunder; provided, however, that the provisions of Section 12.3 relating to the payment of expenses, shall not be extinguished but shall survive such termination. The parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity (including, without limitation, specific performance).

11. TAX MATTERS

    11.1. Returns and Payments

          The Seller shall prepare and file or otherwise furnish in proper form to the appropriate governmental authority (or cause to be prepared and filed or so furnished) when due (taking into account any extension of a required filing date) all Tax returns, reports and forms ("Returns") relating to DuraTherm with respect to any taxable period ending on or before the Closing Date and the Buyer shall do the same with respect to any taxable period ending after the Closing Date. Seller will include the income of DuraTherm (including any deferred income triggered into income by Reg. (S)1.1502-13 and Reg. (S)1.1502-14 and any excess loss accounts taken into income under Reg. (S)1.1502-19) on Seller's consolidated federal income Tax Returns for all periods up to and including the Closing Date and pay any federal income Taxes attributable to such income. Seller shall indemnify Buyer for any Taxes of any Person other than DuraTherm arising under Reg. (S)1.1502-6 (or any similar provision of state, local or foreign law). Any Returns prepared by Buyer that include periods beginning prior to and ending on or after the Closing Date shall be prepared on a basis consistent with the last previous such Returns, unless the Seller agrees that there is a reasonable basis for a changed position. The Seller shall pay or cause to be paid when due and payable all Taxes with respect to DuraTherm for any taxable period ending on or before the Closing Date, and the Buyer shall so pay or cause to be paid all Taxes for any taxable period after the

Closing Date. Taxes for any period that begins before the Closing Date and ends after the Closing Date shall be allocated between the Seller and the Buyer by treating the Closing Date as the end of the Seller's tax year and the day after the Closing Date as the beginning of the Buyer's tax year. Notwithstanding the foregoing or anything in this Purchase Agreement to the contrary, Seller's liability for any Taxes with respect to DuraTherm pursuant to this Section 11 shall be in proportion to its ownership interest in the outstanding shares of Common Stock of DuraTherm as of the Closing Date and Seller shall only be required to indemnify Buyer for such proportionate share of any Taxes. With respect to any Return required to be filed by the Buyer with respect to DuraTherm and as to which an amount of Tax is allocable to the Seller, the Buyer shall provide to the Seller and its authorized representatives a copy of such completed Return and a statement certifying the amount of Tax shown on such Return that is allocable to the Seller, together with appropriate supporting information and schedules at least fifteen (15) days prior to the due date (including any extension thereof) for the filing of such Return, and the Seller and its authorized representatives shall have the right to review and comment on such Return and statement prior to the filing of such Return. Buyer shall not file nor permit to be filed any amended Returns of DuraTherm with respect to any tax period ending on or before or including the Closing Date. Buyer agrees that it will not, and will not permit any other person to take any action or omit to take any action on or after the Closing Date that could result in any increased liability for any Tax on the part of the Seller.

   11.2.  Refunds

          Any Tax refund (including any interest with respect thereto) shall be for the account of the party liable for the related Taxes under this Purchase Agreement and any party who receives a refund that is for the account of another party shall promptly forward such refund to the other party.

   11.3.  Contests

          (a) After the Closing, the Buyer shall promptly notify the Seller in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding of the Buyer or DuraTherm that relates to a Tax Return filed, or required to be filed, by the Seller pursuant to Section
11.1. The failure of the Buyer to give such notice on a timely basis shall relieve the Seller of any liability which the Seller would otherwise have under this Purchase Agreement for any additional Taxes resulting from resolution of such proceeding to the extent that the Seller has been prejudiced by such failure.

          (b) In the case of an audit or administrative or judicial proceeding that relates to periods ending on or before the Closing Date, the Seller shall have the right at its expense to participate in and control the conduct of such audit or proceeding but only to the extent that such audit or proceeding relates to a potential adjustment for which the Seller could have liability under this Purchase Agreement. With respect to issues relating to a potential adjustment for which both the Seller and the Buyer or DuraTherm could be liable, (i) each party may participate in the audit or proceeding and (ii) the audit or proceeding shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for future Tax periods.

          (c) Neither the Buyer nor the Seller shall enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the other party for such year or a subsequent year without the written consent of the other party, which consent may not be unreasonably withheld. The Buyer and the Seller agree to cooperate, and the Buyer agrees to cause DuraTherm to cooperate, in the defense against or compromise of any claim in any audit or proceeding.

          (d) If the Seller would have liability under this Purchase Agreement in respect of an adjustment which makes allowable to Buyer or DuraTherm any deduction, amortization, exclusion from income or other allowance (a "Tax Benefit") which would not, but for such adjustment, be allowable, the value of such Tax Benefit shall be taken into account as a reduction to the Seller's liability.

   11.4.  Cooperation and Exchange of Information

          The Seller and the Buyer will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase any of DuraTherm or any part of its business from the Buyer. Such cooperation and information shall include providing copies of relevant Returns or portions thereof, together with accompanying schedules, related work papers, and documents relating to rulings or other determinations by Tax authorities, as well as signing and delivering powers of attorney, information authorization, closing or settlement agreements, and all other necessary or appropriate documents. Each of the Seller and the Buyer shall retain all Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of DuraTherm for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (ii) seven years following the due date (without extension) for such Returns.

   11.5.  Section 338(h)(10) Election

          (a) At Buyer's option, GTS Duratek and Seller will join with Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively a "Section 338(h)(10) Election") with respect to the purchase and sale of the stock of DuraTherm hereunder. Except as set forth in the following sentence, Seller will pay any Tax attributable to the making of the Section 338(h)(10) Election and will indemnify Buyer, DuraTherm, and its Subsidiaries against any claims arising out of any failure to pay any such Tax. Buyer will cause DuraTherm to pay any Texas franchise tax attributable to the Section 338(h)(10) Election with respect to the purchase and sale of the stock of DuraTherm hereunder and Buyer will indemnify Seller, GTS Duratek and their Affiliates against any claims arising out of any failure to pay such tax. The parties believe the federal income tax deduction for such Texas franchise tax shall be claimed by Buyer's Affiliated Group, and agree to report such deduction on this basis.

          (b) The Parties agree that the Consideration and the liabilities of DuraTherm (plus other relevant items) will be allocated to the assets of DuraTherm for all purposes (including Tax and financial accounting purposes) in a manner consistent with the fair market values of such assets. Buyer, DuraTherm and their Affiliates and Seller will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such values.

   11.6.  Tax Sharing Agreements

          Any tax sharing agreement between Seller and DuraTherm is terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

12. MISCELLANEOUS

    12.1. Additional Actions and Documents

          Each of the parties hereto hereby agrees to take or cause to be taken any further actions, to execute, deliver and file or cause to be executed, delivered and filed any further Documents, and will obtain the consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Purchase Agreement.

   12.2.  No Brokers

          With the exception of First Security Van Kasper, who has been engaged by GTS Duratek, and WND'Angelo Associates, Inc., who has been engaged by Buyer or its Affiliates, each of the parties hereto represents and warrants to the other parties (and to each of them) that such party has not engaged any broker, finder or agent in connection with the transactions contemplated by this Purchase Agreement and has not incurred (and will not incur) any unpaid liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions, with respect to the transactions contemplated by this Purchase Agreement. Each party agrees to indemnify, defend and hold harmless each of the other parties from and against any and all claims asserted against such parties for any such fees or commissions by any persons purporting to act or to have acted for or on behalf of the indemnifying party.

   12.3.  Expenses

          Seller and Buyer each shall pay its own expenses incident to this Purchase Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements, and no such expenses shall be charged to DuraTherm.

   12.4.  Assignment

          Buyer shall have the right to assign its rights and obligations under this Purchase Agreement, in whole or in part, to an Affiliate or to designate any of its Affiliates (to the extent not prohibited by Law) to receive directly the shares of Preferred Stock and/or Common Stock to be purchased hereunder or to exercise any of the rights of Buyer, or to perform any of its obligations. Except as permitted by the previous sentence, DuraTherm, Buyer and the Seller shall not assign its rights and obligations under this Purchase Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other parties hereto, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect. In no event shall the assignment by DuraTherm, Buyer or the Seller of its respective rights or obligations under this Purchase Agreement, whether before or after the Closing, release DuraTherm, Buyer or the Seller from its respective liabilities and obligations hereunder.

   12.5.  Entire Agreement; Amendment

          This Purchase Agreement, including the Disclosure Schedule, the Exhibits and other Documents referred to herein or Furnished pursuant hereto, constitutes the entire agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Purchase Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.

   12.6.  Waiver

          No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Purchase Agreement or under any other Documents Furnished in connection with or pursuant to this Purchase Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

   12.7.  Consent to Jurisdiction

          (a) This Purchase Agreement and the duties and obligations of Buyer, DuraTherm and Seller hereunder and under each of the Documents referred to herein shall be enforceable against any of Buyer, DuraTherm or Seller in any State or Federal court located in the State of Maryland. For such purpose, Buyer, DuraTherm and Seller hereby irrevocably submit to the non-exclusive jurisdiction of such courts, and agree that all claims in respect of this Purchase Agreement and such other Documents may be heard and determined in any of such courts.

          (b) Buyer, DuraTherm and Seller hereby irrevocably agree that a final judgment of any of the courts specified above in any action or proceeding relating to this Purchase Agreement or to any of the other Documents referred to herein or therein shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

   12.8.  Severability

          If any part of any provision of this Purchase Agreement or any other agreement or document given pursuant to or in connection with this Purchase Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Purchase Agreement.

   12.9.  Governing Law

          This Purchase Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Maryland (excluding the choice of law rules thereof).

   12.10. Notices

          All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Purchase Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telecopy, addressed as follows:

          (i)   If to Buyer:

                DuraTherm Group, Inc.
                P.O. Box 58466
                Houston, Texas 77258-8466
                Telecopy No.:  (281) 339-1351
                Attn:  Barry K. Hogan

          with a copy (which shall not constitute notice) to:

                Porter & Hedges, L.L.P.
                700 Louisiana Street, Suite 3500
                Houston, Texas 77002
                Telecopy No.: (713) 226-0237
                Attn: Nick D. Nicholas

          (ii)  If to GTS Duratek:

                GTS Duratek, Inc.
                10100 Old Columbia Road
                Columbia, Maryland 21046
                Telecopy No.: (410) 290-9112
                Attn: Robert F. Shawver

          with a copy (which shall not constitute notice) to:

                Hogan & Hartson L.L.P.
                111 South Calvert Street, Suite 1600
                Baltimore, Maryland  21202
                Telecopy No.: (410) 539-6981
                Attn:  Lawrence R. Seidman

          (iii) If to Seller:

                GTSD Sub III, Inc.
                10100 Old Columbia Road
                Columbia, Maryland 21046
                Telecopy No.: (410) 290-9112
                Attn: Robert F. Shawver, Vice President

          with a copy (which shall not constitute notice) to:

                Hogan & Hartson L.L.P.
                111 South Calvert Street, Suite 1600
                Baltimore, Maryland  21202
                Telecopy No.: (410) 539-6981
                Attn:  Lawrence R. Seidman

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed or telecopied in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy) the confirmation being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

   12.11. Headings

          Section headings contained in this Purchase Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Purchase Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

   12.12. Execution in Counterparts

          To facilitate execution, this Purchase Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Purchase Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

   12.13. Limitation on Benefits

          The covenants, undertakings and agreements set forth in this Purchase Agreement shall be solely for the benefit of, and shall be enforceable only by, the Parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

   12.14. Binding Effect

          Subject to any provisions hereof restricting assignment, this Purchase Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

   12.15. No Drafting Presumption

          Each of the Parties hereto shall be deemed to have participated equally in the drafting and preparation of this Purchase Agreement and, accordingly, no presumption shall arise concerning the interpretation of any of the provisions hereof with respect to the Party or Parties responsible for preparation.

   12.16. Waiver of Jury Trial

          THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS PURCHASE AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS PURCHASE AGREEMENT. IN THE EVENT OF LITIGATION, THIS PURCHASE AGREEMENT MAY BE

FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

   12.17. Post-Closing Access

          In connection with any matter relating to any period prior to, or any period ending on, the Closing, each Party shall, upon the request and at the expense of the other Party, permit the other Party and its representatives full access at all reasonable times to the books, records and personnel of DuraTherm, and each Party shall execute (and shall cause DuraTherm to execute) such documents as the other Party may reasonably request to enable the other Party to file any required reports or tax returns relating to DuraTherm, to defend any litigation involving the other Party or otherwise for a valid business purpose. Each Party shall not dispose of such books and records during the seven year period beginning with the Closing Date without the other Party's consent, which shall not be unreasonably withheld. Following the expiration of such seven-year period, each Party may dispose of such books and records at any time upon giving 60 days' prior written notice to the other Party, unless the other Party agrees to take possession of such books and records within 60 days at no expense to the requesting Party.

                                 SIGNATURE PAGE
                            STOCK PURCHASE AGREEMENT


          IN WITNESS WHEREOF, the Parties hereto have duly executed this Purchase Agreement, or have caused this Purchase Agreement to be duly executed on their behalf, as of the day and year first above written.

                                   BUYER:

[Corporate Seal]                   DURATHERM GROUP, INC.

Attest:

 /s/ Mark B. Hogan                 By:  /s/ Barry K. Hogan
--------------------------             ------------------------------------
Mark B. Hogan                           Name:  Barry K. Hogan
Assistant Secretary                     Title: President



                                   SELLER:


[Corporate Seal]                   GTSD SUB III, INC.

Attest:

/s/ Diane R. Brown                 By:  /s/ Robert F. Shawver
--------------------------             ------------------------------------
Diane R. Brown, Secretary               Name:  Robert F. Shawver
                                        Title: Executive Vice President
                                               and Chief Financial Officer

          The undersigned hereby joins in this Purchase Agreement for the sole purpose of acknowledging its agreement to be bound by the provisions of Sections
3.7 through 3.10 and Article 12 hereof. The undersigned is not bound by any other provisions of this Purchase Agreement.

                                   GTS DURATEK, INC.


                                   By: /s/ Robert F. Shawver
                                       ------------------------------------
                                       Name:  Robert F. Shawver
                                       Title: Executive Vice President
                                              and Chief Financial Officer

                                   EXHIBIT A
                          TO STOCK PURCHASE AGREEMENT
                          DATED AS OF FEBRUARY 7, 2000


DEFINITIONS

          In addition to those terms defined elsewhere herein, when used herein, the following capitalized terms shall have the meanings indicated:

          "Affiliate" means: (a) with respect to a person, any member of such person's family; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

          "Affiliated Group" means an affiliated group within the meaning of Code Section 1504(a).

          "Assets" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

          "Claims" means all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and disbursements.

          "Closing" means the closing of the sale and purchase of shares of Preferred Stock and Common Stock pursuant to the Purchase Agreement.

          "Closing Date" means 10:00 a.m. local time on February __, 2000 or such other time and date as shall be mutually agreed upon by Buyer, DuraTherm and the Seller.

          "Code" means the Internal Revenue Code of 1986, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

          "Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

          "Defined Benefit Plan" means a Plan that is or was a "defined benefit plan" as such term is defined in Section 3(35) of ERISA.

          "Disclosure Schedule" means the disclosure schedule identified as the Disclosure Schedule to the Purchase Agreement.

          "Documents" means any paper or other material (including, without limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, agreements, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

          "DuraTherm Tax Returns" means all federal, state, local, foreign and other applicable tax returns, declarations of estimated tax reports required to be filed by or on behalf of DuraTherm, any such return which includes DuraTherm or any return for an Affiliated Group that includes DuraTherm, in each case since November 29, 1995.

          "Encumbrance" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, claim or equity of any kind.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

          "ESOP" means an "employee stock ownership plan" as such term is defined in Section 407(d)(6) of ERISA or Section 4975(e)(7) of the Code.

          "Exhibit" means an exhibit attached to the Purchase Agreement.

          "Furnished" means supplied, delivered or provided in any way.

          "Known" or "Knowledge" (regardless of whether such terms are capitalized) when used in connection with a statement regarding the existence or absence of facts, unless a different definition or standard is expressly set forth in a particular context, are intended by the parties to qualify or limit such statement to facts actually (and not constructively) known or believed to exist by the individual or, in the case of a corporation, by its current officers and directors. For purposes of this Purchase Agreement, the knowledge of Seller shall also mean and include facts actually ( and not constructively) known or believed to exist by the following individuals: Robert Prince, Robert Shawver, Paul Deltete, Craig Bartlett, Diane Brown, Diane Leviski and Chuck Stanley. For purposes of this Purchase Agreement, the knowledge of Buyer shall also mean and include facts actually (and not constructively) known or believed to exist by the Minority Shareholders and all of the other employees of DuraTherm (other than the individuals listed in the prior sentence). No person is represented to have undertaken a separate investigation in connection with the transactions contemplated hereby to determine the existence or absence of facts in any statement qualified by "knowledge."

          "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection).

          "Material Adverse Effect" means any material and adverse effect on the Assets, properties, liabilities, business affairs, results of operations or financial condition of DuraTherm.

          "Minority Shareholders" means, collectively, Barry K. Hogan, M. Bradford Hogan, Jim S. Hogan and Samuel J. Lucas, III.

          "Multiemployer Plan" means a "multiemployer plan" as such term is defined in Section 3(37) of ERISA.

          "Other Arrangement" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

          "Parent Guaranty" means that certain Guaranty of even date with the Purchase Agreement executed and delivered by GTS Duratek in favor of Buyer.

          "Pension Plan" means an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.

          "Permitted Encumbrance" means (i) Encumbrances for taxes, assessments, governmental charges or claims which are not yet due and payable or are being contested in good faith and for which a reserve or other appropriate provision, if any, as shall be required in accordance with GAAP shall have been made in the Financial Statements, (ii) statutory Encumbrances of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, or other like Encumbrances with respect to amounts not yet delinquent or being contested in good faith and for which a reserve or other appropriate provision, if any, as shall be required in accordance with GAAP shall have been made in the Financial

Statements, (iii) Encumbrances incurred or deposits made by DuraTherm in connection with workers' compensation, unemployment insurance, medical insurance and other types of social security, (iv) Encumbrances incurred or deposits made by DuraTherm to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of like nature, and (v) easements, rights-of-way, restrictions, minor defects and irregularities of title and other charges or Encumbrances not interfering in any material respect with DuraTherm's business or Assets.

          "Plan" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by DuraTherm or any Subsidiary since November 29, 1995; (b) to which DuraTherm contributed or was obligated to contribute or to fund or provide benefits since November 29, 1995; or (c) which provides or promises benefits to any person who performs or who has performed services for DuraTherm and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

          "Purchase Agreement" means this Stock Purchase Agreement, including the Disclosure Schedule and all Exhibits hereto.

          "Purchase Price" means the purchase price for the shares of Preferred Stock and Common Stock to be sold and purchased pursuant to the Purchase Agreement, which includes the cash portion thereof and the Subordinated Note.

          "Qualified Plan" means a Pension Plan that satisfies, or is intended by DuraTherm to satisfy, the requirements for tax qualification described in
Section 401 of the Code.

          "Section" means a Section (or a subsection) of the Purchase Agreement.

          "Securities Act" means the Securities Act of 1933, as amended, and all laws promulgated pursuant thereto or in connection therewith.

          "Stockholders Agreement" means that certain Stockholders Agreement dated November 29, 1995, by and among DuraTherm (formerly Bird Environmental Gulf Coast, Inc.), GTS Duratek, Seller (formerly GTSD Sub II, Inc.) and the Minority Shareholders.

          "Subsidiary" means a corporation or other entity of which at least 80% of the outstanding securities or other interests having rights to vote or otherwise exercise Control are held, directly or indirectly, by DuraTherm.

          "Taxes" means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any governmental or quasi-governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

                                   EXHIBIT B
                          TO STOCK PURCHASE AGREEMENT
                          DATED AS OF FEBRUARY 7, 2000

                               SUBORDINATED NOTE

                                   EXHIBIT C
                          TO STOCK PURCHASE AGREEMENT
                          DATED AS OF FEBRUARY 7, 2000

                          TECHNOLOGY LICENSE AGREEMENT

                                   EXHIBIT D
                          TO STOCK PURCHASE AGREEMENT
                          DATED AS OF FEBRUARY 7, 2000

                         PORTER & HEDGES L.L.P. OPINION

                                   EXHIBIT E
                          TO STOCK PURCHASE AGREEMENT
                          DATED AS OF FEBRUARY 7, 2000

                        HOGAN & HARTSON L.L.P. OPINION